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                                                                  EXHIBIT 10.106

                          GOODY'S FAMILY CLOTHING, INC.
                              ROBERT M. GOODFRIEND
             NON-QUALIFIED DEFERRED COMPENSATION PLAN AND AGREEMENT

            THIS PLAN AND AGREEMENT, by and between GOODY'S FAMILY CLOTHING, INC., a Tennessee corporation ("Goody's") and ROBERT M. GOODFRIEND ("Goodfriend"), as follows:

                              W I T N E S S E T H:

            WHEREAS, Goodfriend currently serves as Chairman of the Board and Chief Executive Officer of Goody's; and

            WHEREAS, Goodfriend and Goody's have agreed that, in addition to other forms of compensation otherwise agreed to between them, Goody's shall provide as deferred compensation for Goodfriend a cash benefit to Goodfriend pursuant to the terms and provisions set forth in this Plan, the Internal Revenue Code of 1986, as amended, and all regulations thereunder, and the Employee Retirement Income Security Act of 1974, as amended and all regulations thereunder; and

            WHEREAS, it is intended that the Plan shall remain unfunded for purposes of Title I of ERISA and for tax purposes; and

            NOW, THEREFORE, IN CONSIDERATION OF THE ABOVE PREMISES, and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, Goody's hereby establishes and adopts the Goody's Family Clothing, Inc. Robert M. Goodfriend Nonqualified Deferred Compensation Plan and Agreement, as an unfunded arrangement to provide cash benefits to Goodfriend pursuant to this Plan.

                                    ARTICLE 1

                                     PURPOSE

            The Plan is intended to be an unfunded arrangement for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of Title I of ERISA to provide a form of deferred compensation for Goodfriend and his beneficiaries.

                                    ARTICLE 2

                                   DEFINITIONS

            2.1 "Administrator" means the Compensation Committee of the Board.

            2.2 "Beneficiary" means the person who is the Eligible Spouse on the Benefit Distribution Date or, if there is no Eligible Spouse on the Benefit Distribution Date, then the Beneficiary shall be Goodfriend's children who are living on the Benefit Distribution Date (in equal shares); provided, however if there is no Eligible Spouse on the Benefit Distribution Date and if there are no children of Goodfriend living on the Benefit Distribution Date, then the Beneficiary shall be the estates of Goodfriend's children (in equal shares).

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                                                                  EXHIBIT 10.106

            2.3 "Benefit Distribution Date" means February 26, 2015.

            2.4 "Board" means the Board of Directors of Goody's. The members of the Board are hereinafter referred to as "Directors."

            2.5 "Cause" means (i) Goodfriend's gross negligence in the performance of his duties to Goody's in his capacity as an executive officer of Goody's which has resulted, or is likely to result, in material economic damage to Goody's (as determined in good faith by a majority of the Board, excluding Goodfriend); (ii) any willful act by Goodfriend which has resulted, or is likely to result, in material damage to the business reputation of Goody's (as determined in good faith by a majority of the Board, excluding Goodfriend); or
(iii) the conviction of Goodfriend of a felony or the entering of a plea of guilty or nolo contendre to a felony by Goodfriend. For purposes of the Plan, no act or omission shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that such act or omission was in the best interest of Goody's. Notwithstanding the foregoing, a termination shall not be considered for Cause unless it is made by delivery to Goodfriend of a notice of termination setting forth the reason for the termination and, prior to the termination of his employment with Goody's for a basis set forth in clause (i) or (ii) above (which is capable of being cured), Goodfriend shall have been given a reasonable opportunity to cure such breach, which shall not be less than 30 days, following a meeting with the Board which shall take place to enable Goodfriend to refute or explain acts or omissions referred to in such notice of termination.

            2.6 "Code" means the Internal Revenue Code of 1986, as amended.

            2.7 "Corporate Contribution Amount" shall mean Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00).

            2.8 "Aggregate Corporate Contribution Amount" means the sum of (x) all of the Corporate Contribution Amounts required to be contributed by Goody's pursuant to Section 4.1 and (y) any Earnings, and reduced by (z) expenses and taxes pursuant to Section 4.6 and by losses on investments pursuant to Section 4.7.

            2.9 "Earnings" means the income, including without limitation, dividends, interest and gains, of the Trust attributable to the investment of the Corporate Contributions and any Earnings thereon.

            2.10 "Effective Date" of the Plan means the 29th day of July 2005.

            2.11 "Eligible Spouse" means the wife of Goodfriend to whom Goodfriend is married on the Benefit Distribution Date or on the date of Goodfriend's death if Goodfriend is deceased prior to the Benefit Distribution Date.

            2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            2.13 "Goody's" means Goody's Family Clothing, Inc., a corporation organized and existing under the laws of the State of Tennessee, and any corporate successor thereto, whether by merger, consolidation, liquidation, or otherwise.

            2.14 "Plan" means the Goody's Family Clothing, Inc. Robert M. Goodfriend Non-qualified Deferred Compensation Plan and Agreement established by this document and any related documents executed by Goodfriend.

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                                                                  EXHIBIT 10.106

            2.15 "Trust" means the Trust for the Goody's Family Clothing, Inc. Robert M. Goodfriend Non-Qualified Deferred Compensation Plan and Agreement, by and between Goody's and the Trustee, which is created simultaneously herewith for the benefit of Goodfriend pursuant to the terms of the Plan.

            2.16 "Trustee" means Regions Morgan Keegan Trust Company or its designated affiliate.

                                    ARTICLE 3

                                   ELIGIBILITY

            Goodfriend is a highly compensated employee as defined in Section 414(q) of the Code and he shall be the only individual eligible to participate in the Plan. Goodfriend shall be deemed to be included within a select group of management or highly compensated employees of Goody's. For purposes of this Plan, Goodfriend shall be deemed fully vested in the Aggregate Corporate Contribution Amount.

                                    ARTICLE 4

            ESTABLISHMENT OF THE TRUST AND CONTRIBUTIONS TO THE TRUST

            4.1 Subject to the provisions of Section 4.2, each Goody's fiscal year beginning with the fiscal year ended January 29, 2005 and ending with and including the Goody's fiscal year in which Goodfriend's 64th birthday occurs or, in the case of his death prior to such date, the date on which his 64th birthday would have occurred, Goody's shall make a contribution of cash or other immediately available funds to the Trust in an amount equal to the Corporate Contribution Amount. Subject to the provisions of Section 4.2, Goody's shall contribute the Corporate Contribution Amount annually by transfer of the Corporate Contribution Amount from Goody's to the Trust on or before the last day of the fiscal year with respect to which such contribution is being made. It is understood that the first Corporate Contribution Amount (relating to the fiscal year ended January 29, 2005) shall be contributed to the Trust promptly following execution of this Plan.

            4.2 Goody's shall not be required to make any further contributions to the Trust hereunder after such time as Goodfriend's employment with Goody's has been terminated for Cause by Goody's. Notwithstanding the preceding sentence, there shall be no forfeiture with respect to Goodfriend or the Beneficiary of any amounts theretofore contributed to the Trust by Goody's or with respect to past or future Earnings on such contributions, as Goodfriend shall be fully vested in all such amounts. If Goodfriend's employment is terminated (either by Goodfriend, by Goody's or otherwise) for any reason other than for Cause, including by reason of his death or disability, Goody's shall be obligated to continue to contribute the remaining Corporate Contribution Amounts to the Trust.

            4.3 The Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Goodfriend to realize current income on amounts contributed thereto. Accordingly, until paid to Goodfriend or his Beneficiary, all assets held by the Trust, including all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights, shall remain solely the property and rights of Goody's, subject only to the claims of any general creditors of Goody's.

            4.4 Notwithstanding anything to the contrary contained in this Plan, Goody's shall make no provision for the funding of any benefits payable hereunder that (i) would cause the Plan to be a

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                                                                  EXHIBIT 10.106

funded plan for purposes of section 404(a)(5) of the Code, or Title I of ERISA, or (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations Section 1.83-3(e) promulgated under Section 83 of the Code; and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan.

            4.5 Goodfriend is hereby authorized to instruct Goody's as to the manner in which the Aggregate Corporate Contribution Amount shall be invested and re-invested by the Trust among the investments set forth on Schedule A hereto. The investment instruction shall be made by Goodfriend in writing on a form prescribed by the Administrator and shall be delivered to the Administrator prior to the beginning of the applicable Goody's fiscal year. The investment instruction made in accordance with this Section 4.5 shall continue unless Goodfriend changes the investment instruction in accordance with procedures designated by the Administrator. Any such change shall become effective for the month subsequent to the receipt by the Administrator of the changed investment instruction. The Administrator shall be authorized to permit more frequent changes in investment options to be effective on such dates as it shall specify. The Administrator shall honor the investment instruction and shall use commercially reasonable efforts to cause the Trustee to follow the investment instruction within 10 business days after the date of such investment election, unless expressly precluded from doing so as a result of applicable law. Dividends, interest and other distributions credited with respect to any such request shall be deemed to be invested in accordance with the same investment instruction.

            4.6 Any expenses, including Trustee fees, allocable to the administration or operation of the Plan or litigation with respect thereto as provided in Section 8.2 of the Trust and any taxes arising from Earnings on the assets of the Trust shall be paid from the Trust and the amount of such payments shall reduce the Aggregate Corporate Contribution Amount.

            4.7. Any losses arising from investment of the assets of the Trust shall reduce the Aggregate Corporate Contribution Amount.

                                    ARTICLE 5

                               PAYMENT OF BENEFITS

            The assets of the Trust, which shall consist of the Aggregate Corporate Contribution Amount, shall be paid over and distributed to Goodfriend or his Beneficiary on or within ten (10) business days after the Benefit Distribution Date. Benefits shall only be paid over and distributed to the Beneficiary if Goodfriend is deceased as of the Benefit Distribution Date. If the assets of the Trust consist of an amount less than the Aggregate Corporate Contribution Amount by reason of a payout of the assets of the Trust that is required to be made to creditors, any shortfall shall be a direct obligation of Goody's to Goodfriend.

                                    ARTICLE 6

                                 ADMINISTRATION

            6.1 Administrator. This Plan shall be administered by the Administrator.

            6.2 Administrator's Powers and Duties. The Administrator shall have the powers and duties to:

                  (a) Construe and interpret the provisions of the Plan;

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                                                                  EXHIBIT 10.106

                  (b) Adopt, amend, or revoke rules and regulations for the administration of the Plan, provided they are not inconsistent with the provisions of the Plan;

                  (c) Provide appropriate parties with such returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available for examination by Goodfriend when required by law;

                  (d) Take such other action as may reasonably be required to administer the Plan in accordance with its terms or as may be provided for or required by law;

                  (e) Withhold applicable taxes and file with the Internal Revenue Service appropriate information returns, with respect to distributions made from the Plan;

                  (f) Appoint and retain such persons as may be necessary to carry out the functions of the Administrator; and

                  (g) Make withdrawals from the Trust to pay expenses and taxes consistent with Section 4.6.

                                    ARTICLE 7

                               CLAIMS FOR BENEFITS

            7.1 Submission of Claim. Claims for benefits under this Plan are to be submitted to the Administrator.

            7.2 Notice of Denial of Claim. If a claim for benefits under this Plan is denied, the Administrator shall provide notice to the claimant in writing of the denial within 90 days after its submission. The notice shall be written in a manner calculated to be understood by the claimant and shall include: (i) the specific reason or reasons for the denial; (ii) specific reference to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedures.

            7.3 Extension of Time. If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial 90 day period. In no event shall such extension exceed 90 days.

            7.4 Review of Denial of Claim. The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of extension shall be furnished to the claimant before the end of the original 60 day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

            7.5 Determination of Beneficiaries. For purposes of Section 2.2, Goodfriend's spouse on the date hereof is Wendy S. Goodfriend and Goodfriend's children as of the date hereof are (i) Jeffrey A. Goodfriend, (address redacted) and (ii) Stacey A. Goodfriend, (address redacted). Goodfriend shall promptly notify

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                                                                  EXHIBIT 10.106

the Administrator of any changes or additions to the names and addresses of each person who could be a Beneficiary under this Plan. In determining the existence or identity of a Beneficiary under this Plan, the Administrator may rely conclusively upon information supplied by Goodfriend's personal representative, executor or administrator. If a question arises as to the existence or identity of a Beneficiary, or if a dispute arises with respect to a payment to any Beneficiary, then, nothwithstanding the other provisions of this Plan, the Administrator, in its sole discretion, may cause such payment to be distributed to Goodfriend's estate without liability for any tax or other consequences which might flow therefrom, or may take such other action as the Administrator deems appropriate, including, but not limited to, causing such funds to be deposited into the control of a court of competent jurisdiction, in any of which events the Administrator shall have no further obligations or responsibilities with respect thereto. In searching for any Beneficiary, the Administrator shall not be obligated to search beyond the sending of a registered letter to the last known address for such person as it appears on Goody's records.

                                    ARTICLE 8

                                  MISCELLANEOUS

            8.1 Amendment to Plan. This Plan may be modified or amended, in whole or in part, only in writing signed by the parties hereto; provided, however, that Goody's may amend this Plan as necessary without the consent of Goodfriend to avoid the imposition of an excise tax under Section 409A of the Code, provided, however, that any such amendment shall not result in Goodfriend receiving benefits that are less favorable to Goodfriend than if he had been subject to such excise tax under Section 409A of the Code.

            8.2 Termination of Plan. This Plan may only be terminated upon the prior written consent of Goodfriend and Goody's.

            8.3 Unsecured Promise. Goody's and Goodfriend acknowledge that this Plan shall create only an unsecured promise by Goody's to Goodfriend to pay the benefits provided herein. Until the occurrence of a distribution event, at which point Goodfriend or the Beneficiary shall be entitled to receive amounts provided hereunder, all such amounts shall remain solely the property of Goody's, subject only to the claims of Goody's general creditors.

            8.4 Assignment of Rights to Benefits. Goodfriend's and the Beneficiary's rights to the benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by Goodfriend, the Beneficiary or by creditors of Goodfriend or the Beneficiary.

            8.5 Unfunded Plan. It is the intention of Goody's and Goodfriend that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

            8.6 Right to Employment. This Plan shall not be construed as giving Goodfriend any right to continued employment with Goody's.

            8.7 Binding Nature of the Plan. The Plan shall be binding upon and inure to the benefit of Goody's, its successors and assigns, Goodfriend and his heirs and legal representatives.

            8.8 Written Notice. Any notice or other communication required or permitted under the Plan shall be in writing. If directed to Goody's, the notice or communication shall be sent to the Board of Goody's at the principal executive offices of Goody's. If directed to Goodfriend or the Beneficiary, it

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                                                                  EXHIBIT 10.106

shall be sent to Goodfriend or the Beneficiary at the last known address as it appears on Goody's records or, if Goodfriend is employed by Goody's, at the work site, at Goody's option.

            8.9 Entire Plan. This Plan, as completed and executed by Goody's and Goodfriend, shall constitute the entire Plan between Goody's and Goodfriend.

            8.10 Controlling Law. This Plan shall be construed in accordance with the laws of the State of Tennessee.

            8.11 Captions. The captions or headings in this Plan are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan.

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                                                                  EXHIBIT 10.106

            IN WITNESS WHEREOF, Goody's Family Clothing, Inc., by and through its duly authorized officers and Robert M. Goodfriend have caused this instrument to be executed under seal on the 29th day of July 2005, such Plan intended to be effective as of the Effective Date.

                                                  GOODY'S FAMILY CLOTHING, INC.

                                                  By:___________________________
                                                        ________________________
                                                  Its:__________________________

ATTEST:

_______________________
Its Secretary

[CORPORATE SEAL]

                                                   _____________________________
                                                   ROBERT M. GOODFRIEND

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                                                                  EXHIBIT 10.106

                                   Schedule A

American Funds Growth Fund of America

Davis New York Venture

Van Kampen Comstock

Munder Mid Cap Select

Lord Abbett Small Cap Blend

Julius Baer International Equity

RMK High Income Bond

RMK Intermediate Bond

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